UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2019

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2019, Sigma Labs, Inc. ("we," "our," "us," or the "Company") entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), which provided for the issuance and sale by the Company in an underwritten public offering (the “Offering”) and the purchase by the Underwriter of 2,875,000 shares of the Company’s common stock, $0.001 par value per share.

Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold to the Underwriter at a public offering price of $0.80 per share, less certain underwriting discounts and commissions. The Company also granted the Underwriter a 45-day option to purchase up to 431,250 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering. The net offering proceeds to the Company from the Offering are estimated to be approximately $1,971,000, after deducting estimated underwriting discounts and commissions and other estimated offering expenses, and assuming no exercise of the over-allotment option. We intend to use the net proceeds from the Offering for our operations, including the development and marketing of our products and services, and payment of general and administrative expenses and other working capital and general corporate purposes.

The Offering is expected to close on or about August 2, 2019, subject to customary closing conditions set forth in the Underwriting Agreement. The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-225377), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 14, 2018, under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus dated June 14, 2018, included in such registration statement, as supplemented by the preliminary prospectus supplement, dated July 30, 2019 and a final prospectus supplement dated July 31, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act and termination and other provisions customary for transactions of this nature. The Company and all of the Company’s officers, directors, and stockholders holding 5% or more of the Company’s common stock have also agreed not to sell or transfer any securities of the Company held by them for a period of 90 days from July 31, 2019, subject to limited exceptions.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the opinion of TroyGould PC relating to the legality of the issuance and sale of the shares of common stock in the Offering is filed as Exhibit 5.1 hereto and is incorporated herein and into the Registration Statement by reference.

Item 8.01 Other Events.

On July 30, 2019, the Company issued a press release announcing the Offering. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

On July 31, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.2 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Number	Description

1.1	Underwriting Agreement, dated July 30, 2019, by and among Sigma Labs, Inc. and Aegis Capital Corp. acting as the representative of the several underwriters named on Schedule I thereto.

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in the Opinion of TroyGould PC filed as Exhibit 5.1)

99.1	Press Release issued July 30, 2019

99.2	Press Release issued July 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 31, 2019	SIGMA LABS, INC.

		By:	/s/ John Rice
		Name:	John Rice
		Title:	President and Chief Executive Officer